UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 25, 2004

IMMERSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27969	94-3180138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Fox Lane
San Jose, California 95131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (408) 467-1900

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On February 25, 2004, Immersion Corporation entered into an employment agreement with Richard Vogel whereby Mr. Vogel will be appointed the Senior Vice President-General Manager of Immersion Medical effective March 1, 2004. Attached as an exhibit is a press release announcing the appointment of Mr. Vogel.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 27, 2004 announcing the appointment of Richard Vogel as Immersion’s Senior Vice President-General Manager, Immersion Medical.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: February 27, 2004	By:	/s/ Victor Viegas

Victor Viegas
President, Chief Executive Officer, Chief
Operating Officer, Chief Financial Officer
and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 27, 2004 announcing the appointment of Richard Vogel as Immersion’s Senior Vice President-General Manager, Immersion Medical.